Exhibit 10.1

Key Employee

Oragenics, Inc. Notice of Grant of Stock Options and Stock Option Award Agreement

Dear [insert name of employee]

Oragenics, Inc. hereby grants you Stock Options to purchase up to                  shares of our Common Stock (the “Stock Options”), subject to the terms and conditions set forth in this Notice of Grant, the Terms and Conditions attached hereto as Appendix A and terms of the Oragenics, Inc. 2012 Equity Incentive Plan. The key terms of the Stock Options granted to you are as follows.

Number of Shares: Under these Stock Options, you may purchase up to                  shares of Common Stock.

Exercise Price: The purchase price for your Stock Options shall be $         per share.

Date of Grant: The “Date of Grant” for your Stock Options is             , 2015.

Vesting Schedule: Your Stock Options will be exercisable only after they become “vested.” Vesting is subject to your continued employment with Oragenics through the following vesting dates.

Vesting Date	Vested Percentage of Shares	Total Number of Purchasable Shares

Not ISOs: These Stock Options are not “incentive stock options” under the federal tax laws.

Expiration Date: If not previously exercised or forfeited, the Stock Options shall expire on             , 2025.

Your signature below acknowledges your agreement that these Stock Options granted to you are subject to all of the terms and conditions contained in Appendix A and the Plan. PLEASE BE SURE TO READ APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF YOUR AWARD.

Please sign one copy of this Stock Option Agreement (the other copy is for your files) and return the signed copy to [me/or insert name or position] no later than [March 31, 2015].

ORAGENICS, INC.

Date	Frederick Telling, Chairman of the Board

Employee

Print name:	Date

Key Employee

APPENDIX A

TERMS AND CONDITIONS OF STOCK OPTIONS

1. Grant. Oragenics, Inc. (the “Company”) has granted the employee of the Company named in the attached Notice of Grant (the “Employee”) stock options to purchase the number of shares of the Company’s Common Stock, $.001 par value per share (“Common Stock”), specified in the Notice of Grant attached hereto and incorporated into this Award Agreement by reference. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

The Stock Options granted under this Award Agreement are not intended to be Incentive Stock Options covered by Section 422 of the Code except to the extent the Notice of Grant expressly states that the Stock Options are intended to be Incentive Stock Options.

2. Incorporation of the 2012 Incentive Plan. The Stock Options have been granted pursuant to the provisions of the Company’s 2012 Equity Incentive Plan, and the terms and definitions of the 2012 Equity Incentive Plan are incorporated into this Award Agreement by reference and made a part of this Award Agreement. The Employee acknowledges receipt of a copy of the 2012 Equity Incentive Plan.

3. Purchase Price. The price per share to be paid by the Employee for the shares purchased pursuant to these Stock Options (the “Exercise Price”) shall be as specified in the Notice of Grant. This Exercise Price shall be an amount not less than the Fair Market Value of a share of Common Stock as of the Date of Grant (as defined in the Plan and specified in the Notice of Grant), or not less than 110% of the Fair Market Value of a share of Common Stock if the Stock Options are Incentive Stock Options and Employee is a 10-percent shareholder described in Section 5.3.2 of the 2012 Equity Incentive Plan).

4. Exercise Terms. The Stock Options shall become vested and exercisable in the amounts and at the time(s) described in vesting schedule set forth in the Notice of Grant. The Stock Options shall become vested and exercisable only if the Employee continues to be employed by the Company through the vesting dates set forth in the vesting schedule in Notice of Grant.

The Employee must exercise the Stock Options for at least 100 shares, or, if less the full number of shares shown as Purchasable Shares in the vesting schedule in the Notice of Grant as to which the Stock Options remain unexercised.

If the Stock Options are not exercised with respect to all or any part of the shares subject to the Stock Options prior to the expiration date specified in the Notice of Grant (which shall be no later than ten (10) years from the date of grant), the Stock Options shall expire and any shares with respect to which the Stock Options were not exercised shall no longer be Purchasable Shares subject to the Stock Options.

5. Option Non-Transferable. No Stock Options shall be transferable by an Employee other than by will or the laws of descent and distribution or, in the case of non-Incentive Stock Options, pursuant to a Qualified Domestic Relations Order or as otherwise permitted pursuant to Section 11.7 of the 2012 Equity Incentive Plan. During the lifetime of an Employee, the Stock Options shall be exercisable only by such Employee (or by such Employee’s guardian or legal representative, should one be appointed).

6. Notice of Exercise of Option. The Stock Options may be exercised by the Employee, or by the Employee’s administrators, executors or personal representatives, by a written notice signed by the Employee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company to the attention of the President, Chief Executive Officer or such other officer as the President or Chief Executive Officer may designate. Any such notice shall:

(a) specify the number of shares of Common Stock which the Employee or the Employee’s administrators, executors or personal representatives, as the case may be, then elects to purchase hereunder,

A-1

(b) contain such information as may be reasonably required pursuant to Section 11 below, and

(c) be accompanied by (i) a certified or cashier’s check or, if acceptable to the Committee, a recourse note payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein, (ii) shares of Common Stock owned by the Employee and duly endorsed or accompanied by stock transfer powers having a Fair Market Value equal to the total Exercise Price applicable to such shares purchased under this Agreement, (iii) shares otherwise issuable upon exercise of the Stock Options having a Fair Market Value equal to the total Exercise Price applicable to such shares purchased under this Agreement or (iv) a certified or cashier’s check or, if acceptable to the Committee, a recourse note payable to the Company, accompanied by the number of shares of Common Stock whose Fair Market Value when added to the amount of the check or note equals the total Exercise Price applicable to the shares being purchased under this Agreement.

Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Employee or the Employee’s administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising the Stock Options.

7. Tax Withholding. Whenever the Employee exercises any portion of the Stock Options, the Company shall notify the Employee of the amount of tax (if any) which must be withheld by the Company under all applicable federal, state and local tax laws. The Employee agrees to make arrangements with the Company with respect to each exercise of the Stock Options to (a) remit the required amount to the Company, (b) authorize the Company to withhold a portion of the shares of Common Stock otherwise issuable upon the exercise with a value equal to such tax, (c) authorize the deduction of such amounts from the Employee’s regular salary payments, or (d) otherwise satisfy the applicable tax withholding requirement in a manner satisfactory to the Company.

8. Issuance of Stock Certificates for Shares. The stock certificates for any shares of Common Stock issuable to the Employee upon exercise of the Stock Options shall be delivered to the Employee (or to the person to whom the rights of the Employee shall have passed by will or the laws of descent and distribution) as promptly after the date of exercise as is feasible, but not before the Employee has paid the option price for such shares and made arrangements for any tax withholding, as required by Section 7.

9. Termination of Employment.

(a) Except as otherwise specified in the Notice of Grant for the Stock Options covered by this Agreement, in the event of the termination of the Employee’s employment with the Company, other than a termination that is either (i) for Cause, (ii) voluntarily initiated on the part of the Employee and without written consent of the Company, or (iii) for reasons of death or retirement, the Employee may exercise the vested portion of the Stock Options at any time within ninety (90) days after such termination to the extent of the number of shares which were Purchasable Shares under the vesting schedule in the Notice of Grant at the date of such termination.

(b) Except as specified in the Notice of Grant for the Stock Options attached hereto, in the event of a termination of the Employee’s employment that is either (i) for Cause or (ii) voluntarily initiated on the part of the Employee and without the written consent of the Company, the Stock Options, to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable.

(c) Unless and to the extent otherwise provided in the Notice of Grant, in the event of the retirement of the Employee at the normal retirement date as prescribed from time to time by the Company, the Employee shall continue to have the right to exercise any Stock Options for shares which were Purchasable Shares under the vesting schedule in the Notice of Grant at the date of the Employee’s retirement at any time within ninety (90) days after the date of retirement. The Stock Options do not confer upon the Employee any right with respect to continuance of employment with the Company.

10. Death of Employee. Except as otherwise set forth in the Notice of Grant with respect to the rights of the Employee upon termination of employment under Section 9(a) above, in the event of the Employee’s death while employed by the Company or within three months after a termination of such employment (if such termination was neither (i) for cause nor (ii) voluntary on the part of the Employee and without the written consent of the Company), the appropriate persons described in Section 6 of this Agreement or persons to whom all or a portion of the Stock Options is transferred in accordance with Section 5 of this Agreement may exercise the Stock Options at any time within a period ending on the earlier of (a) the last day of the one year period following the Employee’s death or (b) the expiration date of the Stock Options specified in the Notice of Grant. If the Employee was an employee of the Company at the time of death, any unvested rights to acquire shares pursuant to the Stock Options shall immediately vest and the Stock Options may be so exercised to the extent of the number of shares that were Purchasable Shares under the vesting schedule in the Notice of Grant at the date of death. If the Employee’s employment terminated prior to his or her death, the Stock Options may be exercised only to the extent of the number of shares covered by the Stock Options which were Purchasable Shares under the vesting schedule in the Notice of Grant at the date of such termination.

11. Compliance with Regulatory Matters. The Employee acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law, and the Employee hereby agrees that the Company shall not be obligated to issue any shares of Common Stock upon an attempted exercise of this Stock Options that would cause the Company to violate law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the SEC) having jurisdiction over the affairs of the Company. The Employee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Common Stock complies with the provisions described by this Section 11.

12. Adjustment in Option. The number of Shares subject to these Stock Options, the Exercise Price and other matters are subject to adjustment during the term of the Stock Options in accordance with Section 4.3 of the 2012 Equity Incentive Plan.

13. Rights Prior to Issuance of Certificates. Neither the Employee nor any person to whom the rights of the Employee shall have passed by will or the laws of descent and distribution shall have any of the rights of a shareholder with respect to any shares of Common Stock until the date of the issuance to him of certificates for such Common Stock as provided in Section 8 above.

14. Miscellaneous.

(a) This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

(b) This Agreement shall be governed by the laws of, the State of Florida.

(c) Any requests or notices to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Employee, at the address set forth below and, if to the Company, to the executive offices of the Company at 4902 Eisenhower Blvd., Suite 125, Tampa, Florida 33634 or at such other addresses that the parties provide to each other in accordance with the foregoing notice requirements.

(d) This Agreement may not be modified except in writing executed by each of the parties to it.

(e) This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

(f) This Agreement is not intended to affect the Employee’s employment status with the Company, and the Employee shall remain employed on an at-will basis only. The Stock Options do not confer upon the Employee any right with respect to continuance of employment with the Company.

15. Restriction on Disposition of Shares. Unless the Company otherwise agrees in writing, the shares purchased pursuant to the exercise of an Incentive Stock Option shall not be transferred by the Employee except pursuant to the Employee’s will, or the laws of descent and distribution, until such date which is the later of two years after the grant of such Incentive Stock Option or one year after the transfer of the shares to the Employee pursuant to the exercise of such Incentive Stock Option. [Applicable only for ISOs; delete if the Stock Options are not intended to be Incentive Stock Options].

16. Minimum Stock Ownership. The Employee acknowledges and agrees that Employee shall be subject to a minimum dollar value stock ownership holding requirement of two times Employee’s then base salary (the “Minimum Stock Ownership Amount”) and that Employee shall be precluded from the sale of any shares of Company common stock owned by Employee through equity awards received from the Company having a then value that is equal to or less than the Minimum Stock Ownership Amount. By way of example, if Employee‘s base salary was $100,000, Employee could not sell any shares of Company common stock held (including shares able to be acquired by way of exercise of stock options that have vested) if the sale would cause Employee to fall below $200,000 in value of the Company common stock owned (or eligible to be acquired by the exercise of stock options that have vested and are in-the-money). If Employee does not own in excess of $200,000 in Company common stock at such time, then such Employee would be required to hold the shares (either owned or eligible to be acquired by exercise of vested options) until such time as the value exceeded the $200,000 amount and then Employee would only be permitted to sell such amount of Company common stock having a value in excess of $200,000. Employee shall follow the Company’s pre-clearance requirements prior to any contemplated sale of Company stock in furtherance of the compliance with this section and Employee shall not sell any Company common stock owned by Employee unless such sale has been first cleared in advance by the Company including as to the Minimum Stock Ownership Amount. For the avoidance of doubt, any shares acquired by Employee outside of awards under the Plan shall not be subject to the Minimum Stock Ownership Amount.